UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 18, 2007

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

110 Turnpike Road, Suite 203		01581
Westborough, Massachusetts		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (508) 871-7046

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On January 19, 2007, the Board of Directors of TC PipeLines, LP (the “Partnership”) announced the retirement of Directors Ronald J. Turner and Albrecht W.A. Bellstedt, effective January 18, 2007.

Election of Directors

On January 19, 2007, the Board of Directors of the Partnership announced that, effective January 18, 2007, Gregory A. Lohnes is appointed as a Director and will step down as Chief Financial Officer for the Partnership.  Mr. Lohnes is also Executive Vice-President and Chief Financial Officer for TransCanada Corporation (“TransCanada”). The Partnership is managed by its general partner, TC PipeLines GP, Inc., a wholly-owned, indirect subsidiary of TransCanada. TC PipeLines GP, Inc. also holds common units of the Partnership.

In addition, the Board of Directors appointed Steven D. Becker as a Director.  Mr. Becker is also Vice-President, Pipeline Development for TransCanada.

None of the aforementioned individuals have (a) been selected as a director pursuant to any arrangement or understanding with another party, (b) been a party to any transaction with the Partnership or TC PipeLines GP, Inc. that would require disclosure under Item 404(a) of Regulation S-K, or (c) any employment agreement with the Partnership or TC PipeLines GP, Inc.

Appointment of Officers

On January 19, 2007, the Board of Directors of the Partnership announced that, effective January 18, 2007, Mark Zimmerman will replace Russell K. Girling as the President for the Partnership. Mr. Zimmerman, age 42, is currently Vice-President, Business Development for the Partnership, a position he has held since June 2006, and Vice-President, Commercial Transactions for TransCanada.  From September 2003 to June 2006, Mr. Zimmerman was Director, Project Finance for TransCanada. From September 1999 to September 2003, he was Director, Corporate Evaluations and Planning for TransCanada.  Mr. Girling will continue as Chairman and Chief Executive Officer for the Partnership.  Mr. Girling is also President, Pipelines for TransCanada.

In addition, the Board of Directors appointed Amy W. Leong as Principal Financial Officer for the Partnership.  Ms. Leong, age 39, is also Controller for the Partnership, a position she has held since September 2003, and Director, Pipeline Accounting for TransCanada, a position she has held since January 2005. From April 2003 to January 2005, Ms. Leong was Manager, Gas Transmission Accounting for TransCanada.  Prior to April 2003, since 2000, Ms. Leong was Manager, Regulatory Accounting and Capital Accounting for TransCanada.

In addition, the Board of Directors appointed Sean Brett as Vice-President and Treasurer for the Partnership.  Mr. Brett, age 41, is also Director, Capital Markets for TransCanada, a position he has held since 1999.

None of the aforementioned individuals have (a) any family relationships with any director or executive officer of the Partnership or TC PipeLines GP, Inc., (b) been a party to any transaction with the Partnership or TC PipeLines GP, Inc. that would require disclosure under Item 404(a) of Regulation S-K, or (c) any employment agreement with the Partnership or TC PipeLines GP, Inc.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits.

               99.1         Press Release, January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

	By:	/s/ Amy W. Leong
Amy W. Leong
Controller

Dated: January 19, 2007

Exhibit No.	Description

99.1	Press Release dated January 19, 2007.